Exhibit 99.8(b)(iv)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG
PROTECTIVE LIFE INSURANCE COMPANY,
GOLDMAN SACHS VARIABLE INSURNACE TRUST
AND
GOLDMAN SACHS & CO. LLC

THIS FIFTH AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 12th day of April, 2021 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), Goldman Sachs & Co. LLC, a New York limited liability company (the “Distributor”), and PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee life insurance company (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trust, Distributor and Company are parties to a certain Participation Agreement dated December 19, 2003, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend Schedule 3 of the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

  Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3 attached hereto.

  Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

  Counterparts.
  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

  Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:  /s/ Frank Murphy

Name:  Frank Murphy

Title:  Managing Director

Date:  April 13, 2021

GOLDMAN SACHS & CO. LLC

By:  /s/ Marci Green

Name:  Marci Green

Title:  Managing Director

Date:  April 13, 2021

PROTECTIVE LIFE INSURANCE COMPANY

By:  /s/ Steve Cramer

Name:  Steve Cramer

Title:  Chief Product Officer – Retirement Division

Date:  April 13, 2021

Schedule 3

Trust Classes and Series
Available Under each Class of Contracts

Effective May 1, 2021, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series
Protective Variable Annuity Elements Classic Elements Access Elements Plus Protective Advantage Protective Variable Annuity II MileageCredit Strategic Objectives Strategic Objectives II	All available Goldman Sachs Variable Insurance Trust Funds (Institutional Shares)

Premiere I

Premiere II

Premiere II (2003)

Premiere III (effective 11/3/08)

Preserver

Preserver (2003)

Preserver II (effective 11/3/08)

Protector

Protector II (effective 5/4/09)

Premiere Provider

Premiere Survivor

Premiere Survivor (2004)

Protective Investors Choice VUL

Premiere Executive

Transitions

Single Premium Plus

ProtectiveRewards II

ProtectiveRewards Elite (effective 11/3/08)

ProtectiveAccess XL

Protective Access Variable Annuity

ProtectiveValues Advantage

Protective Values Advantage II

Protective Values

Protective Values Access

Protective Variable Annuity (L,B,C Series)

Protective Variable Annuity Investor Series

Protective Dimensions

Protective Variable Annuity II B Series

Protective Dimensions II Variable Annuity

Protective Dimensions III

Protective Dimensions IV

Protective Variable Annuity Investors Series

All available Goldman Sachs Variable Insurance Trust Funds (Service and Institutional Shares)

Protective Investors Benefit Advisor Variable Annuity
Goldman Sachs VIT Global Trends Allocation Fund (Service Shares); Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Core Fixed Income Fund (Service Shares); Goldman Sachs Small Eq Insights Fund (Service Shares) and Goldman Sachs VIT Strategic Growth Fund (Service Shares)

Schwab Genesis Advisory Variable Annuity Schwab Genesis Variable Annuity
Goldman Sachs VIT Global Trends Allocation Fund (Service Shares); Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Core Fixed Income Fund (Service Shares); Goldman Sachs Small Cap Eq Insights Fund (Service Shares) and Goldman Sachs VIT Strategic Growth Fund (Service Shares)

Protective Executive Benefits Private Placement VUL	Goldman Sachs VIT Growth Opportunities (Service Shares)